Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Karrington Health, Inc. 1996 Incentive Stock Plan of our report dated January 19, 1996, except for Notes 9 and 10 as to which the date is July 18, 1996, with respect to the consolidated financial statements of Karrington Health, Inc. included in its Registration Statement on Form S-1 dated July 18, 1996, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young

Columbus, Ohio
November 26, 1996